Exhibit 10.1

TETRA Technologies, Inc.

NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (the “Agreement”), dated to be effective April 20, 2005 (the “Grant Date”), is between TETRA Technologies, Inc., a Delaware corporation (“TETRA” or the “Company”), and Stuart M. Brightman (“Optionee”).

In connection with the initial employment of Optionee with the Company as an executive officer, in order to provide an equity incentive to Optionee by affording him the opportunity to purchase shares of common stock of the Company, $0.01 par value per share (“Common Stock”), and in consideration of the mutual agreements set forth herein, the Company and Optionee hereby agree as follows:

1. Administration. This Agreement shall be administered by the Management and Compensation Committee (the “Committee”) of the board of directors of the Company (the “Board”), which shall consist of not less than two members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) appointed by and serving at the pleasure of the Board to administer the Agreement or, if none, the Board. The Committee shall (i) interpret the Agreement, (ii) make, amend and rescind such rules as it deems necessary for the proper administration of the Agreement, (iii) make all other determinations necessary or advisable for the administration of the Agreement and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Agreement in the manner and to the extent that the Committee deems desirable to effectuate the Agreement. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Agreement shall be final, binding and conclusive on all affected persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Agreement.

2. Grant of Option. TETRA hereby grants to Optionee the right, privilege and option as herein set forth (the “Nonqualified Option”) to purchase up to 80,000 shares (the “Shares”) of Common Stock, in accordance with the terms of this Agreement. The Shares issued under this Agreement may be either previously authorized but unissued shares or previously issued shares reacquired by the Company. The Shares, when issued to Optionee upon exercise of the Nonqualified Option, shall be fully paid and nonassessable and the Optionee (or the person permitted to exercise the Nonqualified Option in the event of Optionee’s death) shall be and have all of the rights and privileges of a stockholder of record of the Company with respect to the Shares acquired upon exercise of the Nonqualified Option, effective upon such exercise. The Nonqualified Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Option Terms. Subject to earlier termination as provided herein, the Nonqualified Option shall expire on the 10th anniversary of the date of grant of Nonqualified Option, which anniversary shall be April 20, 2015. The period during which the Nonqualified Option is in effect is referred to as the Option Period.

4. Option Exercise Price. The exercise price (the “Option Price”) of the Shares subject to the Nonqualified Option shall be $27.23 per Share, the closing price of shares of Common Stock on April 19, 2005, which has been determined to be no less than the Fair Market Value per Share of the Common Stock on that date. “Fair Market Value” means the Fair Market Value per Share of the Common Stock as of the determination date which shall be the closing price on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing price quoted on such exchange or market for the most recent trade prior to the determination date. The term “closing price” shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price on the determination date, or, in case no such reported sale takes place on such day or days, the average of the high and low sales prices reported for the most recent trade prior to the determination date, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price on the determination date of the shares of Common Stock on the Nasdaq Market, Inc. (“NASDAQ”) or, in the case no such reported transaction takes place on such day, the average of the high and low sales prices reported on NASDAQ for the most recent trade prior to the determination date, or (B) if the shares of Common Stock are not quoted on NASDAQ on the determination date, the average of the closing bid and asked prices of the shares of Common Stock on the determination date in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

5. Vesting. Subject to the following provisions of this Paragraph 5, the total number of Shares subject to this Nonqualified Option shall vest and be exercisable only in accordance with the following schedule:

Date	Cumulative Amount Vested
April 20, 2005	40,000
April 20, 2006	60,000
April 20, 2007	80,000

Vested Shares may be purchased at any time after they vest, in whole or in part, during the Option Period. In addition, if the Committee so determines in its sole discretion, the total number of Shares subject to this Nonqualified Option shall become fully vested upon the occurrence of a Change in Control.

6. Method of Exercise. To exercise the Nonqualified Option, Optionee shall deliver written notice to the Company at its principal executive office and addressed to the Secretary of the Company, such exercise to be effective at the time of receipt of such written notice at the Company’s principal executive office during normal business hours, stating the number of Shares with respect to which the Nonqualified Option is being exercised together with payment for such Shares plus any required withholding taxes, unless other arrangements for withholding tax liability has been made with the Committee. Any exercise of the Nonqualified Option must be for a minimum of 100 Shares or, if less, for all remaining Shares subject to the Nonqualified Option.

7. Payment of Exercise Price and Required Withholding. In order to exercise the Nonqualified Option, the Optionee or other person or persons entitled to exercise such option shall deliver to the Company payment in full for (i) the Shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the Option Price for the Nonqualified Option shall either be (i) in cash, or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person exercising the Nonqualified Option for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the Shares with respect to which the Nonqualified Option is being exercised and by paying any remaining amount of the Option Price (and any required withholding taxes) as provided in (i) above, or (iii) with the consent of the Committee and compliance with such instructions as the Company may specify, at the person’s written request the Company may deliver certificates for the Shares of Common Stock for which the Nonqualified Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf from the proceeds of such sale the full amount of the Option Price plus all required withholding taxes. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of Shares being acquired pursuant to the exercise of the Nonqualified Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all Shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such Shares.

8. Termination of Employment. The termination of employment, retirement, death or ”disability” as defined in Section 409A(2)(C) of the Code (“Disability) of Optionee, shall affect Optionee’s rights under the Nonqualified Option as follows:

(a) Termination of Employment. If Optionee’s employment by the Company or any affiliate of the Company is terminated for any reason whatsoever other than death, Disability or Retirement, subject to the provisions of this Section 8, any nonvested portion of the Nonqualified Option granted pursuant to the Agreement outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur, and Optionee shall be entitled to exercise his or her rights with respect to the portion of the Nonqualified Option vested as of the date of termination for a period that shall end on the earlier of (i) the expiration date set forth in the Nonqualified Option with respect to the vested portion of the Nonqualified Option or (ii) the date that occurs three (3) months after such termination date.

(b) Retirement. “Retirement” means termination of Optionee’s employment by the Company or any affiliate under circumstances as shall constitute retirement as determined by the Committee. Upon the Retirement of Optionee:

(i) any nonvested portion of the Nonqualified Option shall immediately terminate and no further vesting shall occur; and

(ii) any vested portion of the Nonqualified Option shall expire on the earlier of (A) the expiration date set forth in the Nonqualified Option; or (B) the expiration of twelve (12) months after the date of Retirement.

(c) Disability or Death. Upon termination of Optionee’s employment by the Company or any affiliate of the Company as a result of Disability or death of Optionee or if Optionee is retired and dies during the period described in Section 8(b), (hereinafter the “Applicable Retirement Period”), or is disabled and dies during the period that expires on the earlier of the expiration date set forth in the Nonqualified Option or the first anniversary of the Optionee’s termination of Employment due to Disability, (hereinafter the “Applicable Disability Period”),

(i) any nonvested portion of the Nonqualified Option that has not already terminated shall immediately terminate and no further vesting shall occur; and

(ii) any vested portion of the Nonqualified Option shall expire upon the earlier of (A) the expiration date set forth in the Nonqualified Option or (B) the later of (1) the first anniversary of such termination of Employment as a result of Disability or death, or (2) the first anniversary of Optionee’s death during the Applicable Retirement Period or the Applicable Disability Period.

(d) Notwithstanding any other provision of the Nonqualified Option, the Committee, in its discretion, may provide for the continuation of the Nonqualified Option for such period and upon such terms and conditions as are determined by the Committee in the event that the Optionee ceases to be an Employee.

9. Change in Control. A “Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) or any affiliate of the Company, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

To the extent the Nonqualified Option is determined to be subject to Section 409(A) of the Code, this definition is intended to comply with the definition of change in control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Agreement as fully as if set forth herein verbatim and the Agreement shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to this Agreement.

(a) Change in Control. In the event of a Change in Control described in clauses (ii), (iii) and (iv) above, the Committee may accelerate vesting and the time at which the Nonqualified Option may be exercised so that those types of Options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which the unexercised Nonqualified Options and all rights of Optionee thereunder shall terminate, or the Committee may accelerate vesting and the time at which the Nonqualified Option may be exercised so that the Nonqualified Option may be exercised in full for its then remaining term.

Notwithstanding the above, the Committee shall not be required to take any action described in the preceding sentence and any decision made by the Committee, in its sole discretion, not to take some or all of the actions described in the preceding sentence shall be final, binding and conclusive with respect to the Company and all other interested persons.

(b) Right of Cash-Out. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control (described above) shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require Optionee to transfer and deliver to the Company the Nonqualified Option in exchange for an amount equal to the “cash value” (defined below) of the Nonqualified Option. Such right shall be exercised by written notice to Optionee. The cash value of the Nonqualified Option shall equal the excess of the “market value” (defined below) per Share over the Option Price, if any, multiplied by the number of Shares subject to the Nonqualified Option. For purposes of the preceding sentence, “market value” per Share shall mean the higher of (i) the average of the Fair Market Value per Share of Common Stock on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to Optionee by Company pursuant to this Section 9(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

10. Reorganization of Company and Subsidiaries. The existence of the Nonqualified Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. Adjustment of Shares. In the event of stock dividends, spin-offs or assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company, appropriate adjustments shall be made to the terms and provisions of this Nonqualified Option.

12. No Rights in Shares. Optionee shall have no rights as a stockholder in respect of any Shares until Optionee becomes the holder of record of such Shares.

13. Certain Restrictions. The Committee in its sole discretion may issue a separate certificate for the Shares subject to the restrictions described in this Paragraph 13, which certificate shall contain an appropriate legend describing such restrictions, and/or may establish an escrow or other custodial arrangement for holding of the certificate by a person (other than Optionee) selected by the Committee.

By exercising the Nonqualified Option, Optionee agrees that if at the time of such exercise the sale of Shares issued hereunder is not covered by an effective registration statement filed under the Securities Act of 1933 (Act), Optionee will acquire the Shares for Optionee’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this document. Optionee agrees that the Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Nonqualified Option.

14. Shares Reserved. The Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Nonqualified Option.

15. Nontransferability of Option. The Nonqualified Option granted pursuant to this document is not transferable other than by will, the laws of descent and distribution or by a qualified domestic relations order. The Nonqualified Option will be exercisable during Optionee’s lifetime only by Optionee or by Optionee’s guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

16. Amendment and Termination. No amendment or termination of the Agreement will adversely affect the rights, privileges and option of Optionee under the Nonqualified Option without the written consent of Optionee.

17. No Guarantee of Employment. The Nonqualified Option shall not confer upon Optionee any right with respect to continuance of employment or other service with the Company or any affiliate of the Company, nor shall it interfere in any way with any right the Company or any affiliate of the Company would otherwise have to terminate such Optionee’s employment or other service at any time.

18. Withholding of Taxes. The Company shall have the right to (i) make deductions from the number of Shares otherwise deliverable upon exercise of the Nonqualified Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

19. No Guarantee of Tax Consequences. None of the Company, any affiliate of the Company, the Board or the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to Optionee under the Nonqualified Option.

20. Severability. In the event that any provision of the Nonqualified Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Nonqualified Option, and the Nonqualified Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

21. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant hereto will be used for general corporate purposes.

22. Governing Law. The Nonqualified Option shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

Executed to be effective as set forth above.

COMPANY

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

OPTIONEE

By: /s/Stuart M. Brightman

Stuart M. Brightman, Employee